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                                                                  EXHIBIT 10.22


                              CONSULTING AGREEMENT


        THIS AGREEMENT ("Agreement") is made and entered into this 22nd day of May, 1998 by and between TransGlobal Financial Corporation ("TGF"), a Florida corporation having a place of business at 14255 U.S. Highway 1, Suite 253, Juno Beach, Florida 33408 and, CORGENIX MEDICAL CORPORATION ("the Company"), a Nevada corporation having a place of business at 12061 Tejon Street, Westminster, Colorado 80234.

                              W I T N E S S E T H:

        WHEREAS, the Company desires to obtain general financial advisory and investment banking services from TGF; and

        WHEREAS, TGF desires to perform these services for the Company on terms and conditions as set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and TGF hereto agree as follows:

        1. Engagement of TGF. Subject to the terms of this Agreement, the Company does hereby appoint and engage TGF as a consultant and TGF hereby accepts its appointment and engagement by the Company as a consultant to the Company with respect to the services specified in paragraph 2 of this Agreement for the compensation set forth in paragraph 4 of this Agreement.

        2.     Services.

               (a) As mutually determined from time to time by TGF and the Company, during the term specified in paragraph 3 of this Agreement, TGF shall undertake to consult with and advise the Company, by telephone or in person, with respect to financial and business matters, including but not limited to assistance with fund raising to implement the Company's business plans, implementation of the Company's efforts to review capitalization, raise funding, or pursue mergers, acquisitions or divestitures and other transactions, on an exclusive basis.

               (b) TGF agrees to spend a reasonable amount of time needed to accomplish its services under this Agreement, and to be available for telephone calls, meetings and other matters on as needed basis.

        3. Term. Except as otherwise specified in paragraph 4 hereof, this Agreement shall be effective for three (3) years from its execution by TGF and the Company.


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        4.     Compensation.

               (a) As full consideration for the services to be provided pursuant to paragraph 2 of this Agreement (and in addition to the expenses provided for in paragraph 5 hereof), the Company shall pay TGF the following fees:

                      (i) Retainer Fee. The Company hereby agrees to pay TGF or TGF's designee(s), an aggregate of One Hundred Eighty Thousand Dollars ($180,000), payable in thirty-six (36) monthly installments of $5,000 on or before the tenth (10th) day of each month during the term of this Agreement.

                      (ii)   Transaction Fees.

                             (1) For financing secured on behalf of the Company
               by or through TGF on terms and conditions reasonably acceptable to the Company, the Company will pay TGF cash fees at the closing of such financing in an amount equal to: (a) five percent (5%) of any and all funds committed and available to the Company in any equity financing, and (b) three percent (3%) of any and all funds committed and available to the Company in any debt financing.

                             (2) In the event that TGF represents the Company
               with respect to a merger, acquisition, investment, exchange, or other disposition of securities or assets of the Company and/or a merger or acquisition candidate, then the Company shall pay TGF a Transaction Fee equal to 5% of the total market value on the day of the closing of stock, cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any such transaction, which Transaction Fee shall be payable by the Company in the same form in which consideration is payable to the Company or its security holders pursuant to such merger, acquisition, investment, exchange or other disposition of securities or assets.

                             (3) In the event TGF introduces the Company to a
               joint venture partner or customer and sales develop as a result of the introduction, the Company hereby agrees to pay a fee of five percent (5%) of the before tax income generated from this introduction during the life of the venture following the date of the first sale. For the computation of the before tax income, sales shall be cash receipts less any applicable refunds, returns, allowances, credits and shipping charges and monies paid by the Company by way of settlement or judgment arising out of claims made by or threatened against the Company. Commission payments shall be paid on the 15th day of each month following the receipt of customer's payment. In the event any adjustments are made to the total sales after the commission has been paid, the

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               Company shall be entitled to an appropriate refund or credit against future payments under this Agreement.

               (b) All fees to be paid pursuant to this Agreement, except as otherwise specified, are due and payable to TGF at the closing or closings of any transaction specified in paragraph 4 hereof. In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, TGF shall be entitled to a full fee as provided under paragraph 4 and expense reimbursement as provided in paragraph 5 hereof, for any transaction for which the discussions were initiated during the term of this Agreement and which is consummated within a period of twelve months after non-renewal or termination of this Agreement.

               (c) The Company and TGF mutually agree that the status of TGF is that of an independent contractor operating at its own risk. TGF agrees that it is not and will not act, represent, describe or hold itself out in any way, directly or by implication, as a partner, joint venturer or agent of the Company and will not describe itself as a representative for the Company, except with respect to the performance of the services contemplated by paragraph 2 of this Agreement.

               (d) The obligation of the Company to pay the fees described in subparagraph 4 of this Agreement shall be absolute and unconditional as long TGF performs its obligations under this Agreement, and shall be payable without offset, deduction or claim of any kind or character.

               (e) The Company hereby acknowledges and consents that TGF may receive additional fees or other compensation from one or more of the lenders, subscribers, customers, investors or parties to any transaction described in paragraph 4(a)(ii), or any sources of funding identified by TGF, for various services which may include, in part, services related to this Agreement.

        5. Expenses. In addition to the fees payable hereunder, and regardless of whether any transaction set forth in paragraph 4 hereof is proposed or consummated, the Company shall reimburse TGF for all fees and disbursements of TGF's counsel and TGF's travel and out-of-pocket expenses incurred in connection with the services performed by TGF pursuant to this Agreement, including without limitation, hotels, food and associated expenses and long distance calls, but excluding any expenses incurred by TGF in connection with any action, suit or proceeding between TGF and the Company relating to the services to be performed by TGF pursuant to this Agreement.

        6. Liability of TGF.

               (a) The Company acknowledges that all opinions and advice (written or oral) given by TGF to the Company in connection with TGF's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of


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or rely upon the advice of TGF to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to TGF, or use TGF's name in any annual reports or any other statements, reports or releases of the Company without TGF's prior written consent.

               (b) The Company acknowledges that TGF makes no commitment whatsoever as to making or causing others to make a market in the Company's securities or as to recommending or advising its clients to purchase the Company's securities. Research reports or corporate finance reports that may be prepared by TGF will, when and if prepared, be done solely on the merits, and will be based upon the independent judgment and analysis of TGF or any senior corporate finance personnel of TGF. TGF agrees to use its best efforts to secure the financing necessary to implement the Company's reasonable business plans.

        7. TGF's Services to Others. The Company acknowledges that TGF or its affiliates are in the business of providing financial advisory and investment banking consulting advice to others. Nothing contained in this Agreement shall be construed to limit or restrict TGF in conducting such business with others, or in rendering such advice to others, except to any competitors of the Company.

        8.     Company Information.

               (a) The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, TGF will use and rely on data, material and other information furnished to TGF by the Company. The Company acknowledges and agrees that in performing its services under this Agreement, TGF may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of such data, material or other information.

               (b) Except as contemplated by the terms of this Agreement or as required by applicable law, TGF shall keep confidential all material, non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as TGF determines have a need to know.

        9.     Indemnification.

               (a) (i) The Company shall indemnify and hold TGF harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other federal or state statue, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or


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judgments) arise out of or are in connection with the services rendered by TGF or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of and proximately caused by the reckless acts or omissions of TGF, or with respect to which TGF is obligated to indemnify the Company under paragraph 9(b)(i) of this Agreement. In addition, the Company shall also indemnify and hold TGF harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

                      (ii) TGF shall give the Company prompt notice of any such liability, claim or lawsuit which TGF contends is subject to the Company's indemnification obligations under this Agreement, and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

               (b) (i) TGF shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act, the Exchange Act or any other federal or state statue, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statement therein, not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by TGF for inclusion in any registration statement or prospectus or any amendment or supplement thereto in connection with any transaction to which this Agreement applies, except for any liabilities, claims and lawsuits (including awards and/or judgments) with respect to which the Company is obligated to indemnify TGF under paragraph 9(a)(i) of this Agreement. In addition, TGF shall also indemnify and hold harmless the Company against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

                      (ii) The Company shall give to TGF prompt notice of any such liability, claim or lawsuit which the Company contends is the subject to TGF's indemnification obligations under this Agreement, and TGF thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

               (c) In order to provide for just and equitable contribution under this Agreement in any case in which (i) any person entitled to indemnification under this paragraph 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of


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the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this paragraph 9 provides for indemnification in such case, or (ii) contribution under this Agreement may be required on the part of any such person in circumstances for which indemnification is provided under this paragraph 9, then, and in each such case, the Company and TGF shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the transactions in connection with this Agreement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; provided, however, that notwithstanding the above, in no event shall TGF shall be required to contribute any amount in excess of 5% of the public offering price of any equity securities, and 3% of the public offering price of any debt securities offered in connection with this Agreement; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of the Contributing Party. The indemnification and contribution rights contained in this paragraph 9 are in addition to any other rights and remedies which either party hereto may have at law, in equity or otherwise.

        10. Covenants of the Company. The Company covenants and agrees that it will:

               (a) For the duration of this Agreement, furnish to TGF copies of such financial statements and other periodic and special reports as the Company from time to time furnish generally to holders of any class of its securities or to its directors and officers, and promptly furnish TGF (i) a copy of each periodic report the Company shall be required to file with the Securities and Exchange Commission ("Commission"), (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, and (iii) such


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additional documents and information with respect to the Company or its affairs or any future subsidiaries of the Company, as TGF may from time to time reasonably request.

               (b) Apply the net proceeds from any funding arranged by TGF according to the "Use of Proceeds" that the Company shall be obligated to prepare prior to any such funding; and provide to TGF any periodic reports requested by TGF showing the actual disbursements of funds to monitor whether the "Use of Proceeds" shall have been complied with. The Company will not apply funds in any manner inconsistent with such "Use of Proceeds" except with TGF's prior written consent.

               (c) Provide TGF, upon its request, at the Company's sole expense, with access to daily consolidated financial transfer sheets relating to the Company's securities.

               (d) Cause two (2) designees selected by TGF to be elected to the Company's Board of Directors (the "Board") during each year of the term of this Agreement and notify TGF of each meeting of the Board ("Representatives"). The Representatives shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings. The Company further agrees that, during the term of this Agreement, the number of seats on the Board shall be five (5), which number shall not be changed without the prior written consent of TGF, and the Company shall schedule no less than four (4) formal and in person meetings of its Board per year, which meetings shall be held quarterly each year and thirty (30) days advance written notice of such meetings shall be given to the Representatives, provided that upon issuance to Consultant, or to purchasers identified by Consultant, in connection with Consultant's exercise of an Option of even date herewith, of an aggregate of Two Hundred Fifty Thousand (250,000) or more shares of the Company's 5% Series A Convertible Preferred Stock and Warrants to purchase an aggregate of Two Hundred Fifty Thousand (250,000) or more shares of the Company's Common Stock, Consultant's right to designate members of the Board shall cease and Consultant shall have a right to have an observer designated by Consultant present at all meetings of the Board and to receive notices of Board meetings and copies of any written consents of the Board of Directors. The Company agrees to indemnify and hold TGF and the Representatives harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Representatives at any such meeting described herein. In the event that the Company shall maintain a liability insurance policy affording coverage for the acts of its officers and directors, it shall include the Representatives as an insured under such policy, if possible.

               (e) Not issue any shares of Common Stock, Preferred Stock or any warrants, options or other rights to purchase Common Stock or Preferred Stock exceeding 5% of each class of aforesaid securities, in a single or a series of related transactions, without the reasonable prior, written consent of TGF.


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        11. Notices. All notices, demands and requests required and permitted to be given under the provisions of this Agreement shall be deemed duly given if and when delivered personally or mailed by certified mail, postage prepaid, addressed as follows or to such other address as The Company or TGF may hereafter specify in writing:

        If to The Company:

        CORGENIX MEDICAL CORPORATION
        12061 Tejon Street
        Westminster, CO 80234
        Attention: Douglass T. Simpson, President

        If  to TGF:

        TransGlobal Financial Corporation
        14255 U.S. Highway 1, Suite 253
        Juno Beach, Florida 33408
        Attention: Mike M. Mustafoglu, President

        12.    General.

               (a) This Agreement embodies the entire agreement and understanding between the Company and TGF with respect to the subject matter hereof and it is expressly agreed that any prior agreements or understandings between The Company and TGF relating to the subject matter of this Agreement, whether oral or written, are canceled by execution of this Agreement

               (b) This Agreement shall be construed and governed in accordance with the laws of the State of Florida.

               (c) This Agreement shall be binding upon and inure to the benefit of the Company and TGF and their respective successors and assigns. Neither party shall have the right to assign this Agreement, however, without the prior written consent of the other party to this Agreement.

               (d) No modifications or waiver of any provisions of this Agreement shall be valid unless it is in writing and duly executed by the party to be charged. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision of this Agreement at any other time.


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        IN WITNESS WHEREOF, The Company and TGF have executed this Agreement as of the day and year first above written.

CORGENIX MEDICAL CORPORATION:


By:  /S/ DOUGLASS T. SIMPSON
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Its:     President
    -----------------------------------


TransGlobal Financial Corporation:


By:  /S/ MIKE M. MUSTAFOGLU
   ------------------------------------
        Mike M. Mustafoglu
        President